UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2009

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MIDDLEBURG FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-24159 (Commission File Number)	54-1696103 (I.R.S. Employer Identification No.)

111 West Washington Street Middleburg, Virginia (Address of principal executive offices)	20117 (Zip Code)

Registrant’s telephone number, including area code: (703) 777-6327

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 16, 2009, Middleburg Financial Corporation (the “Company”) made the following non-qualified stock option grants: Gary R. Shook, 10,209 and Arch A. Moore, III, 5,793 (the “Options”). The Options were granted pursuant to the Company’s 2006 Equity Compensation Plan and the Middleburg Financial Corporation Form of Non-Qualified Stock Option Agreement. The exercise price of the Options is $14.00, an amount that is $2.55 above the $11.45 closing price of the Company’s common stock on the date of grant, March 16, 2009. Twenty-five percent of the Options will vest on March 16, 2010, a year from the date of grant, 25% will vest on March 16, 2011 and the remaining 50% of the options will vest on March 16, 2012. The Options have a ten year term and will expire on March 16, 2019. The Middleburg Financial Corporation Form of Non-Qualified Stock Option Agreement is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Middleburg Financial Corporation Form of Non-Qualified Stock Option Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDDLEBURG FINANCIAL CORPORATION
(Registrant)

Date: March 20, 2009	By:	/s/ Gary R. Shook

Gary R. Shook

President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Middleburg Financial Corporation Form of Non-Qualified Stock Option Agreement